Exhibit 107

Calculation of Filing Fee Tables

Form F-3
(Form Type)

CHECHE GROUP INC.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
	Primary Offering
Fees Previously Paid	Equity	Class A Ordinary Shares, par value $0.00001 per share	457(g)	13,663,325	(2)	$11.50	(3)	$157,128,237.50		$0.0001102	$17,315.53
Fees to be Paid	Equity	Class A Ordinary Shares, par value $0.00001 per share Preferred shares Debt Securities Warrants Units
	Total Primary Offering		457(o)	—		—		200,000,000	(8)	0.00015310	30,620	(8)
	Secondary Offering
Fees Previously Paid	Equity	Class A Ordinary Shares, par value $0.00001 per share	457(c)	59,328,073	(4)	$11.5650	(5)	$686,129,164.25		$0.0001102	$75,611.43
Fees Previously Paid	Equity	Warrants to purchase Class A Ordinary Shares	457(g)	2,860,561	(6)	-	(7)	-		-	-
		Total Offering Amounts		75,851,959				$1,043,257,401.75			$123,546.96
		Total Fee Offsets									$17,315.58
		Total Fees Previously Paid									$75,611.38
		Net Fee Due									$30,620

(1)	Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share subdivisions, share dividends or similar transactions.

(2)	Represents 13,663,325 Class A Ordinary Shares to be issued by the Registrant upon exercise of the Public Warrants to purchase 10,802,764 Class A Ordinary Shares and the Sponsor Warrants to purchase 2,860,561 Class A Ordinary Shares.

(3)	Calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the Warrants.

(4)	Represent 59,328,073 Class A Ordinary Shares registered for resale by the Selling Securityholders identified in the original Registration Statement, which include (1) an aggregate of 4,975,280 Class A Ordinary Shares beneficially owned by former shareholders of CCT; (2) 4,975,280 Class A Ordinary Shares beneficially owned by the Sponsor and certain former directors of Prime Impact; (3) 2,860,561 Class A Ordinary Shares issuable upon the exercise of the Sponsor Warrants; (4) 1,800,000 Class A Ordinary Shares issued to certain investors pursuant to certain private placement transactions on the September 11, 2023.

(5)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended (the “Securities Act”), based on the average of the high and low prices of Class A Ordinary Share as reported on September 28, 2023, which was approximately $11.56 per share.

(6)	Represent the 2,860,561 Sponsor Warrants registered for resale by the Sponsor.

(7)	Pursuant to Rule 457(g) of the Securities Act, no separate fee is recorded for the warrants and the entire fee is allocated to the underlying Class A Ordinary Shares.

(8)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act and reflects the maximum offering price of securities registered hereunder in the primary offering. The proposed maximum aggregate offering price of each class of securities offered by the registrant will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to the General Instruction II.C. of Form F-3 under the Securities Act.

Table 2—Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated With Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claim	Cheche Group Inc.	Form F-4(1)	333-273400	July 24, 2023	August 25, 2023	$17,315.58	Equity	Class A Ordinary Shares issuable on exercise of Warrants	13,663,365	157,128,697.50
Fee Offset Sources	Cheche Group Inc.	Form F-4(1)	333-273400	July 24, 2023	August 25, 2023	$17,315.58	Equity	Class A Ordinary Shares issuable on exercise of Warrants	13,663,365	157,128,697.50	$17,315.58

(1)	The Registrant previously registered 13,663,365 Class A Ordinary Shares issuable on the exercise of the Public Warrants and Sponsor Warrants under a registration statement on Form F-4 (File No. 333-273400) (the “Prior Registration Statement”). None of these warrants have been exercised and, consequently, none of those Class A Ordinary Shares have been issued or sold under the Prior Registration Statement. The Registrant has completed the offering that included these unissued Class A Ordinary Shares under the Prior Registration Statement.